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                                                              Exhibit 99.(11)(c)

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                                                PricewaterhouseCoopers LLP
                                                160 Federal Street
                                                Boston MA 02110-9862
                                                Telephone (617) 428 8400
                                                Facsimile (617) 439 7393


                         REPORT OF INDEPENDENT AUDITORS


To the Trustees of State Street Research Equity Trust and the Shareholders of State Street Research Mid-Cap Value Fund

In our opinion, the statement of changes in net assets for the year ended June 30, 2002 and the financial highlights for the four years in the period ended June 30, 2002 of the State Street Research Mid-Cap Value Fund (a series of
State Street Research Equity Trust, hereafter referred to as the "Trust") (appearing in the State Street Research Mid-Cap Value Fund 2003 Annual
Report to Shareholders) present fairly, in all material respects, the changes in the Fund's net assets and the financial highlights for the above-described periods, in conformity with accounting principles generally accepted in the United States of America. This financial statement and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which include confirmation of securities at June 30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 9, 2002